Exhibit 99.1

NEWS RELEASE

INSYS Therapeutics Reports Fourth Quarter and Full Year 2018 Results

Strategic Transformation Building Momentum with Two Planned NDAs in 2019

PHOENIX—Mar. 7, 2019—INSYS Therapeutics, Inc. (NASDAQ: INSY), a leader in the development, manufacture and commercialization of pharmaceutical cannabinoids and spray technology, today reported financial results for its fourth quarter and full year ended Dec. 31, 2018.

RECENT HIGHLIGHTS

•	Advancing strategic alternatives review process for opioid-related assets to the next stage and evaluating initial interest by numerous parties
•	Achieved net revenue of $16.4 million in the fourth quarter of 2018
•	Advanced R&D programs with a $14.4 million investment in the fourth quarter of 2018:
o	Completed dose-finding PK study data for epinephrine nasal spray
o	Completed juvenile nonclinical toxicity study for naloxone nasal spray
o	Continued enrollment of company-sponsored CBD clinical studies:
▪	Childhood absence epilepsy (Phase 2)
▪	Prader-Willi syndrome (Phase 2)
▪	Infantile Spasms (Phase 3)
•	Participated in FDA Advisory Committee Meeting addressing co-prescribing naloxone
•	Presented long-term safety study data of CBD in refractory pediatric epilepsy at the American Epilepsy Society Meeting
•	Presented poster on epinephrine at American Academy of Allergy, Asthma & Immunology Annual Meeting
•

Expanded collaborative partnership with University of California San Diego’s Center for Medicinal Cannabis Research (CMCR) to study the company’s cannabidiol (CBD) oral solution in anxiety in anorexia nervosa

•	Received IND acceptance to study CBD in Autism in collaboration with CMCR

“In 2018 we made progress in our transformation to further establish the company as a leader in the development of pharmaceutical-grade cannabinoids and spray technology, and move beyond our legacy business,” said Saeed Motahari, president and chief executive officer of INSYS Therapeutics. “2019 will be a year of delivering two new drug applications for two life-saving indications, strategically investing in our pipeline as well as continuing to reduce our operating expenses.”

Motahari concluded, “We previously announced plans to undertake a strategic alternative review process for our opioid-related assets. We are in active negotiations with multiple parties regarding the potential divestiture of SUBSYS, and will update the market when we are able to do so. We anticipate that this transaction will require shareholder approval.  Furthermore, we hired Lazard in the fourth quarter to advise us on our capital planning and strategic alternatives.”

Financial & Operating Highlights

•	Net revenue for the fourth quarter of 2018 was $16.4 million, compared to $31.5 million for the revised fourth quarter of 2017, driven primarily by declines in the TIRF market
•	Gross margin was 84.0 percent for the fourth quarter of 2018, compared to 85.4 percent in the same revised period of 2017
•

Sales and marketing investment was $5.9 million for the fourth quarter of 2018, compared to $7.1 million for the revised fourth quarter of 2017 as a result of cost controls that were executed in the second half of 2018

•

Research and development investment decreased to $14.4 million for the fourth quarter of 2018, compared to $16.4 million for the revised fourth quarter of 2017 due to the timing of new drug application fees

•	General and administrative expense of $9.9 million for the fourth quarter of 2018 declined compared to $14.6 million in the revised fourth quarter of 2017 as a result of further cost reductions
•

Legal expense increased to $16.5 million for the fourth quarter of 2018, compared to $5.1 million in the revised fourth quarter of 2017, as a result of the company’s legal proceedings, including expenses associated with indemnification of former executives in connection with their ongoing trials. Management is disputing the reasonableness of certain indemnification-related expenses from Q4 and prior periods.

•	The company accrued $16.0 million for legal settlement expenses in the fourth quarter of 2018 compared to $4.4 million in the revised fourth quarter of 2017
•	Income tax benefit of $2.4 million for the fourth quarter of 2018 compared to an expense of $25.7 million during the revised fourth quarter of 2017
•	Net loss for the fourth quarter of 2018 was ($46.3 million), or ($0.62) per basic and diluted share, compared to a net loss of ($45.9 million), or ($0.63) per basic and diluted share, for the revised fourth quarter of 2017. Adjusted net loss for the fourth quarter of 2018 was ($0.37) per basic and diluted share.
•

Adjusted EBITDA loss for the fourth quarter of 2018 was ($28.7 million), compared to Adjusted EBITDA loss of ($11.5 million) in the prior-year revised quarter. The reconciliation of net income to Adjusted EBITDA is included at the end of this news release.

•	The company had $104.1 million in cash, cash equivalents and short-term and long-term investments with no debt outstanding as of Dec. 31, 2018

Prior Period Accounting Adjustments

As reported in the financial results for the third quarter ended Sept. 30, 2018 and as disclosed in the company’s Form 10-Q for the period ended Sept. 30, 2018, the Dec. 31, 2017 financial information was revised for the correction of errors.

Webcast Information

A conference call is scheduled for 5:00 p.m. Eastern Standard Time on Mar. 7, 2019, to discuss the financial and operational results for the fourth quarter and full year 2018. Interested parties can listen to the call live as it occurs via the company’s website, https://www.insysrx.com/, on the Investors section’s Presentations & Events page; or by dialing 844-263-8304 (from inside the U.S.) or 213-358-0958 (from outside the U.S.), and using the Conference ID 9498523. A webcasted replay of the call will be available on the site a few hours after the event.

About INSYS

INSYS Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve patients’ quality of life. Using proprietary spray technology and capabilities to develop pharmaceutical cannabinoids, INSYS is developing a pipeline of products intended to address unmet medical needs and the clinical shortcomings of existing commercial products. INSYS is committed to developing medications for potentially treating anaphylaxis, epilepsy, Prader-Willi syndrome, opioid addiction and overdose, and other disease areas with a significant unmet need.

SUBSYS® and SYNDROS® are trademarks of INSYS Development Company, Inc., a subsidiary of INSYS Therapeutics, Inc.

NOTE: All trademarks and registered trademarks are the property of their respective owners.

Forward-Looking Statements

This news release contains forward-looking statements, including discussions about stabilizing and generating future revenue, our future leadership position in the use of cannabinoids to develop potential solutions for patients in need and expectation around research and clinical product development and our expectations around our pipeline products including timelines and results related thereto. These forward-looking statements are based on management’s expectations and assumptions as of the date of this news release; actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control. These factors include, but are not limited to, risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended Dec. 31, 2018 and subsequent updates that may occur in our Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this news release, and we undertake no obligation to publicly update or revise these statements, except as may be required by law.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the company is also reporting Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of comprehensive loss and cash flow data prepared in accordance with GAAP. In addition, the company’s definitions of Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net loss to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net loss, plus:

•	Interest income (expense), net;
•	The recorded provision for income taxes;
•	Depreciation and amortization; and
•	Non-cash expenses, such as stock compensation expense and accruals for expected litigation settlements.

The company believes that Adjusted EBITDA can be a meaningful indicator, to both company management and investors, of the past and expected ongoing operating performance of the company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the company to be a useful performance indicator because it includes an add-back of non-cash and non-recurring operating expenses that may be subject to uncontrollable factors not reflective of the company’s true operational performance.

Adjusted net loss, as defined by the company, is calculated as follows:

Net loss, plus:

•	The recorded provision for income taxes;
•	Non-cash expenses, such as stock compensation expense, non-cash interest, and non-cash other expense (i.e., accruals for expected litigation settlements); and;
•	Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards and windfalls from employee stock option exercises.

Adjusted net loss per diluted share is equal to Adjusted net loss divided by the diluted share count for the applicable period.

The company believes that Adjusted net loss and Adjusted net loss per diluted share are meaningful financial indicators, to both company management and investors, in that they exclude non-cash income and expense items, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

While the company uses Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net loss does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the company’s compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net loss and Adjusted net loss per diluted share and encourages investors to do likewise.

— Financial tables follow —

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
		(As Revised)		(As Revised)
Net revenue	$16,357	$31,485	$82,080	$140,693
Cost of revenue	2,624	4,611	10,803	20,643
Gross profit	13,733	26,874	71,277	120,050

Operating expenses:
Sales and marketing	5,884	7,095	31,372	48,870
Research and development	14,356	16,365	57,572	62,954
General and administrative	9,935	14,604	39,268	46,487
Legal	16,517	5,087	54,011	21,086
Charges related to litigation award and settlements	16,007	4,384	16,777	159,684
Total operating expenses	62,699	47,535	199,000	339,081

Loss from operations	(48,966)	(20,661)	(127,723)	(219,031)
Interest income	514	471	1,984	1,881
Other income (expense),net	(196)	(1)	(668)	(45)
Loss before income taxes	(48,648)	(20,191)	(126,407)	(217,195)
Income tax expense (benefit) (a)	(2,355)	25,736	(1,900)	9,640
Net loss (a)	$(46,293)	$(45,927)	$(124,507)	$(226,835)

Net loss per common share (a):
Basic	$(0.62)	$(0.63)	$(1.68)	$(3.12)
Diluted	$(0.62)	$(0.63)	$(1.68)	$(3.12)

Shares used in computing net loss per common share:
Basic	74,309,067	73,446,353	74,073,665	72,636,780
Diluted	74,309,067	73,446,353	74,073,665	72,636,780

Percentage of Net revenue:

Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	16.0%	14.6%	13.2%	14.7%
Gross profit	84.0%	85.4%	86.8%	85.3%

Operating expenses:
Sales and marketing	36.0%	22.5%	38.2%	34.7%
Research and development	87.8%	52.0%	70.1%	44.7%
General and administrative	60.7%	46.4%	47.7%	33.1%
Legal	101.0%	16.2%	65.8%	15.0%
Charges related to litigation award and settlements	97.9%	13.9%	20.4%	113.5%
Total operating expenses	383.3%	151.0%	242.2%	241.0%

Loss from operations	-299.4%	-65.6%	-155.4%	-155.7%
Interest income	3.1%	1.5%	2.4%	1.3%
Other income (expense),net	-1.2%	0.0%	-0.8%	0.0%
Loss before income taxes	-297.4%	-64.1%	-153.8%	-154.4%
Income tax expense (benefit)	-14.4%	81.7%	-2.3%	6.9%
Net loss	-283.0%	-145.9%	-151.5%	-161.3%

(a) 2017 amounts revised for the correction of immaterial errors as documented above

INSYS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2018	2017
		(As Revised)
ASSETS:
Cash and cash equivalents	$31,552	$31,999
Short-term investments	64,126	85,189
Accounts receivable, net	12,610	21,513
Inventories	8,608	17,408
Prepaid expenses and other current assets	9,396	19,833
Long-term investments	8,446	46,733
Other non-current assets	57,789	56,405
Total assets	$192,527	$279,080

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
Liabilities (a)	$235,627	$212,871
Stockholders' equity (deficit)	(43,100)	66,209
Total liabilities and stockholders' equity	$192,527	$279,080

(a) 2017 amounts revised for the correction of immaterial errors as documented above

INSYS THERAPEUTICS, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018		2017	2018		2017
			(As Revised)			(As Revised)
Net loss (a)	$(46,293)	#	$(45,927)	$(124,507)	#	$(226,835)
Adjustments to arrive at EBITDA:
Interest income	(514)		(471)	(1,984)		(1,881)
Income tax expense (benefit) (a)	(2,355)		25,736	(1,900)		9,640
Depreciation and amortization expense	1,890		1,832	7,579		7,337
EBITDA	(47,272)		(18,830)	(120,812)		(211,739)
Non-cash stock compensation expense	2,599		2,967	12,016		16,015
Charges related to litigation award and settlements	16,007		4,384	16,777		159,684
Adjusted EBITDA	$(28,666)		$(11,479)	$(92,019)		$(36,040)

(a) 2017 amounts revised for the correction of immaterial errors as documented above

INSYS THERAPEUTICS, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED NET LOSS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
		(As Revised)		(As Revised)
Net loss (a)	$(46,293)	$(45,927)	$(124,507)	$(226,835)
Income tax expense (benefit) (a)	(2,355)	25,736	(1,900)	9,640
Loss before income taxes	(48,648)	(20,191)	(126,407)	(217,195)
Adjustments to arrive at Adjusted net loss:
Non-cash stock compensation expense	2,599	2,967	12,016	16,015
Charges related to litigation award and settlements	16,007	4,384	16,777	159,684
Adjusted loss before income taxes	(30,042)	(12,840)	(97,614)	(41,496)
Less: Adjusted income tax provision	(2,198)	30,509	(3,807)	12,477
Adjusted net loss	$(27,844)	$(43,349)	$(93,807)	$(53,973)

Adjusted net loss per diluted share	$(0.37)	$(0.59)	$(1.27)	$(0.74)

(a) 2017 amounts revised for the correction of immaterial errors as documented above

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CONTACT:	Investor Relations & Corporate Communications
Jackie Marcus or Chris Hodges
Alpha IR Group
312-445-2870
INSY@alpha-ir.com